Document Number
20080229114-99
Filing Date and Time
04/01/2008 1:30 PM
Entity Number
C15662-2002

        Certificate to Accompany Restated Articles
            (pursuant to NRS)

1. Name of Nevada entity as last recorded in this office:

MK Automotive, Inc.

2. The articles are being __ Restated or [x] Amended and Restated (check only one). Please entitle your attached actions "Restated" or "Amended and Restated,"
accordingly.

3. Indicate what changes have been made by checking the appropriate box.*

__ No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on _____________. The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.
__ The entity name has been amended.
__ The resident agent has been changed. (attach Certificate of Acceptance from new resident agent)
__ The purpose of the entity has been amended.
[x] The authorized shares have been amended.
__ The directors, managers or general partners have been amended.
__ IRS tax language has been added.
[x] Articles have been added.
[x] Articles have been deleted.
[x] Other. The articles or certificate have been amended as follows (provide article numbers, if available):
Removed section 2.03 of Art. II
Amended Art. IV, Art. V, Art. VI, Art. VII, Art. VIII and Art. IX
Inserted new Art. X, Art. XI and Art. XII

* This form is to accompany Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as sete forth in the statutes for amending or altering the articles or certificates.

         Certificate of Amendment
          (pursuant to NRS 78.385 and 78.390)

     Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
           (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

MK AUTOMOTIVE, INC.

2. The articles have been amended as follows (provide article numbers, if available):

ARTICLE III IS AMENDED TO INCREASE THE AUTHORIZED SHARES TO 50,000,000 TO REFLECT A 10,400:1 FORWARD STOCK SPLIT AND TO INCREASE THE PAR VALUE TO $.001 PER SHARE.
ARTICLE IV IS AMENDED TO REFLECT THE PRESENT BOARD OF DIRECTORS. ARTICLES V IS AMENDED TO REFLECT THE CORPORATE PURPOSE. ARTICLES VI AND VII ARE AMENDED TO CONCISELY
 STATE THAT DIRECTORS' PERSONAL LIABILITY IS ELIMINATED AND ALL PERSONS WHO THE CORPORATION HAS POWER TO INDEMNIFY ARE INDEMNIFIED, RESPECTIVELY, TO THE FULLEST EXTENT
 PERMITTED BY NEVADA LAW. ARTICLE VIII IS AMENDED TO REMOVE THE AUTHORITY TO AMEND THE BYLAWS AND TO RETAIN ONLY THE AUTHORITY TO AMEND THE ARTICLES. ARTICLE IX IS
AMENDED TO REFLECT THE STATUS OF FULLY PAID SHARES AND THAT THE DIRECTORS' GOOD FAITH DETERMINATION IS FINAL AS TO THE VALUE RECEIVED IN CONSIDERATION FOR THE SAME.
ARTICLES X, XI AND XII WERE ADDED TO REFLECT WHAT CONSTITUTES A QUORUM OF STOCKHOLDERS, THE CORPORATION'S PERPETUAL EXISTENCE AND THE ABSENCE OF CUMULATIVE VOTING AND
 PREEMPTIVE RIGHTS, RESPECTIVELY. SECTION 2.03 OF ARTICLE II REGARDING TH OTHER OFFICES WAS REMOVED.

3. THE VOTE BY WHICH THE STOCKHOLDERS HOLDING SHARES IN THE CORPORATION ENTITLING THEM TO EXERCISE AT LEAST A MAJORITY OF THE VOTING POWER, OR SUCH GREATER
 PROPORTION OF THE VOTING POWER AS MAY BE REQUIRED IN THE CASE OF A VOTE BY CLASSES OR SERIES, OR AS MAY BE REQUIRED BY THE PROVISIONS OF THE ARTICLES OF
 INCORPORATION* HAVE VOTED IN FAVOR OF THE AMENDMENT IS: 1,450:2,500, OR 58%

4. Effective date and time of filing: (optional) Date:    Time:

5. Signature: (required)

X /s/ MICHAEL MURPHY
Signature of Officer

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

        AMENDED AND RESTATED ARTICLES OF INCORPORATION
                OF
              MK AUTOMOTIVE, INC.

ARTICLE I.

Name of the corporation (hereinafter call the "Corporation") is:

MK AUTOMOTIVE, INC.

ARTICLE II.

The resident agent and registered office of the Corporation within the State of Nevada is Michael R. Murphy, 5833 W Tropicana Ave, Las Vegas, NV 89103.

ARTICLE III.

The total number of shares of stock that the Corporation shall have authority to issue is increased from 2,500 to 50,000,000 shares of common stock; the par value is increased from no par value to $.001 per share and their is effectuated a 10,400:1 forward split of 2,500 issued and outstanding shares of common stock.

ARTICLE IV.

The governing Board of the Corporation shall be styled the "Board of Directors", and any member of said Board shall be styled as a "Director."

The number of members constituting the present Board of Directors is two (2); and the name and the post office address of each said member is as follows:

Name    Address
Michael R. Murphy  5833 W Tropicana Ave, Las Vegas, NV 89103
Tracy M. Maurstad  5833 W Tropicana Ave, Las Vegas, NV 89103

The number of directors of the Corporation may be increased or decreased in the manner provided in the Amended and Restated Bylaws of the Corporation; provided, that the number of directors shall never be less than one (1). In the interim between elections of directors by stockholders entitled to vote, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors by the stockholders entitled to vote which are not filled by said stockholders, may be filled by the remaining directors, though less than a quorum.

ARTICLE V.

The purpose of the Corporation shall be:

To engage in any lawful actdivity for which Corporations may be incorporated under Nevada law.

ARTICLE VI.

The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the Nevada law, as the same may be amended and supplemented.

ARTICLE VII.

The Corporation shall, to the fullest extent permitted by the Nevada law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

ARTICLE VIII.

The Corporation reserves the right to amend, alter, change, or repeal any provision contained in these Amended and restated Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE IX.

No fully paid shares of any class of stock of the Corporation shall be subject to any further call or assessment in any manner or for any reason. The good faith determination of the Board of Directors of the Corporation shall be final as to the value received in consideration of the issuance of fully paid shares.

ARTICLE X.

The holders of a majority of the outstanding shares of stock which have voting power shall constitute a quorum at a meeting of stockholders for the transaction of any business of any business unless the action to be taken at the meeting shall require a greater proportion.

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to fix the amount to be reserved as working capital over and above its paid-in capital stock, and to authorize and cause to be executed, mortgages and liens upon theh real and personal property of the
Corporation.

ARTICLE XI.

The Corporation shall have perpetual existence.

ARTICLE XII.

Shareholders of the Corporation shall not have cumulative voting rights nor preemptive rights.

Signed this 27th day of March, 2008.

MK AUTOMOTIVE, INC.

By: /s/ MICHAEL R. MURPHY
Michael R. Murphy, President